                                                                   Exhibit 10.15


                       INTERNATIONAL CONSULTING AGREEMENT



         YPF Sociedad Anonima (hereinafter referred to as the "Company"), a sociedad anonima organized under the laws of the Republic of Argentina, with principal offices at Avenida Pte. Roque Saenz Pena 777, Buenos Aires 1364, Argentina, and C. L. Blackburn (hereinafter referred to as "Consultant"), whose address is 3705 Gillon Avenue, Dallas, Texas 75205, hereby agree as follows:

         1. The Company desires to engage Consultant on the terms and for the period set forth herein as an international consultant (the "Consulting Services"). Consultant agrees to provide the Consulting Services on the terms and for the period set forth herein. In performing the Consulting Services, Consultant shall have direct access to Jose A. Estenssoro and Nells Leon, the Company's President and Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively, or their successors.

         2. The term of this Agreement shall commence on May 1, 1995 and shall remain in effect for a term of two years; provided, however, that this Agreement will terminate upon Consultant's death if he should die during the term hereof.

         3. As the fee for the Consulting Services, the Company shall pay Consultant a retainer of US$180,000 per year, payable in monthly installments of US$15,000 on or before the first day of every month during the term hereof. Should Consultant provide more than 60 days of Consulting Services during the first or second 12-month period hereof, Company shall pay him US $3000 for each day during which Consulting Services are so provided in excess of 60 days in either 12-month period. Consultant shall invoice the Company monthly for Consulting Services performed in excess of 60 days in such a 12-month period, and Consultant's invoices shall set forth the total number of days in which Consulting Services were performed during the applicable month. Consultant is to send any such invoices to Cedric Bridger at
the address given for the Company first above.   Such invoices will be paid
within ten (10) business days after receipt.

         If and to the extent Consultant serves as a director of Maxus Energy Corporation, a majority owned subsidiary of the Company (Maxus"), during the term hereof, Consultant waives the right to receive compensation in addition to that provided herein for his service as a director of Maxus unless he has previously provided Consulting Services in excess of 60 days during the relevant 12-month period. However, it is understood and agreed that time spent performing duties as a director of Maxus shall be deemed to be the performance of Consulting Services.

         4. Within ten (10) business days after receipt of an invoice, the Company shall reimburse Consultant for reasonable travel, entertainment, out of town living and similar expenses incurred by him in connection with the Consulting Services rendered hereunder. Such invoices are to be sent to Cedric Bridger at the address given for the Company first above.

         5. Subject to the other provisions hereof, during the term hereof, Consultant will make himself available to perform the Services at least 60 days during each of the first and second 12-month periods hereof.

         The Company specifically acknowledges and agrees that Consultant is free to serve as a director of companies or other entities not affiliated with the Company, provided that and for so long as such other companies and entities do not in any material way compete with, provide goods or services to, or otherwise generate conflicts with the Company.

         6. The Company agrees to provide Consultant with mutually agreeable office space, reserved parking, supplies and support services, including secretarial support, at its headquarters' offices in Buenos Aires, Argentina and at Maxus' headquarters' offices in Dallas, Texas, U.S.A. as may be necessary or appropriate in connection with Consultant's performance of the Consulting Services at such locations.

         7. Consultant is an independent contractor hereunder with the responsibility for, and control over, the details and means of performing the Consulting Services. In this connection, it is understood and agreed that the Company is interested in results and shall not have the right to control the details of the Services to be performed hereunder or the manner in which they are performed.

         8. Confidentiality. All data and information which may be received by Consultant from the Company, directly or indirectly, or developed by him in connection with his performing the Consulting Services shall be kept confidential by him and will be utilized only for the purposes of carrying out the Consulting Services to be provided hereunder.

         9. The Company represents that if any approval of this Agreement by its Board of Directors or any committee thereof is required to make this Agreement binding on the Company, such approval has been given.

         10. This Agreement may not be assigned by Consultant and may be assigned by the Company only to a corporation into which the Company is merged or which acquires substantially all of the Company's assets.

         11. This Agreement is entered into in Dallas, County, Texas, U.S.A. All payments provided for herein are payable in Dallas County, Texas, U.S.A. in United States dollars.

         12. This Agreement shall be construed under the laws of the State of Texas, without giving effect to its conflicts of laws principles.

         13. (a) The Company consents to the non-exclusive jurisdiction of any court of the State of Texas or any United States federal court sitting in Dallas, Dallas County, Texas, U.S.A., and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement.
The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by suit upon such judgment. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Agreement may be instituted in any competent court in Argentina.

         (b) The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against the Company in any court sitting in Dallas, Dallas County, Texas, U.S.A. may be made upon the General

Counsel of Maxus Energy Corporation, 717 N. Harwood St., Dallas, Texas 75201, U.S.A., whom the Company irrevocably appoints as its authorized agent for service of process for purposes of this Agreement and all actions brought in connection herewith. The Company represents and warrants that Maxus' General
Counsel has agreed to act as the Company's agent for service of process.   The
Company agrees that such appointment shall be irrevocable so long as this Agreement shall remain in effect or until the irrevocable appointment by the Company of a successor in Dallas, Texas as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company shall provide Consultant in writing the name and address of such successor agent. With respect to any such action in any court of the State of Texas or any United States federal court in Dallas, Dallas County, Texas, U.S.A. service of process upon Maxus' General Counsel, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

         (c) Nothing in this Section 14 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

         14. Should any provision hereof be unenforceable or otherwise illegal, the remainder of this Agreement shall not be affected, and the provision held to be unenforceable or illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable and legal.

         Executed as of the 1st day of May, 1995.



                                        YPF SOCIEDAD ANONIMA

                                        By: [ILLEGIBLE]
                                           -----------------------------------



                                           /s/ C. L. BLACKBURN
                                           -----------------------------------
                                           C. L. Blackburn